Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Number 333-102806 on Form S-8 dated January 29, 2003, and Registration Statement Number 333-191720 on Form S-8 dated October 15, 2013, pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust of our report dated April 21, 2016, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Joint Earnings Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended October 25, 2015.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 21, 2016